Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	JAMES E. HURLBUTT
(847) 446-7500

STEPAN REPORTS EARNINGS AND INCREASES QUARTERLY DIVIDEND

     NORTHFIELD, Illinois, October 19, 2011 -- Stepan Company (NYSE: SCL) today reported third quarter and year-to-date results for the period ended September 30, 2011.

  Net income was $19.2 million, $1.70 per diluted share, compared to $19.2 million, or $1.73 per diluted share, in the year ago quarter.
  Net income, excluding deferred compensation plan expense, rose five percent to $18.6 million, $1.65 per diluted share, compared to $17.8 million, or $1.60 per diluted share, in the year ago quarter.
  Year-to-date net income rose three percent to $58.8 million, $5.25 per diluted share, compared to $56.9 million, or $5.14 per diluted share, a year ago.
  Net sales for the quarter rose 36 percent to $499.3 million. Sales volume rose four percent. Higher selling prices resulting from higher raw material costs and improved mix of higher priced products accounted for a 29 percent increase in sales.
  The dividend was increased 7.7 percent to an annual rate of $1.12 per common share. This marks the forty-fourth consecutive annual dividend increase.
SUMMARY
		Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2011	2010	Change	2011	2010	Change
Net Sales	$ 499,335	$ 366,800	+ 36	$1,398,922	$1,070,334	+ 31

Net Income	$19,169	$19,230	—	$58,797	$56,936	+ 3

Net Income Excluding
Deferred Compensation*	$18,626	$17,762	+ 5	$57,530	$56,252	+ 2

Earnings per Diluted Share	$1.70	$1.73	- 2	$5.25	$5.14	+ 2

Earnings per Diluted Share
Excluding Deferred
Compensation	$1.65	$1.60	+ 3	$5.14	$5.08	+ 1

* See Table II for a discussion of deferred compensation plan accounting.

THIRD QUARTER RESULTS

	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2011	2010	Change	2011	2010	Change

Net Sales
Surfactants	$361,874	$264,104	+ 37	$1,030,526	$790,984	+ 30
Polymers	120,061	91,805	+ 31	327,314	245,808	+ 33
Specialty Products	17,400	10,891	+ 60	41,082	33,542	+ 22
Total Net Sales	$499,335	$366,800	+ 36	$1,398,922	$1,070,334	+ 31

Net sales increased 36 percent for the quarter and 31 percent year-to-date, attributable to the following:

	Three Months Ended	Nine Months Ended
	September 30	September 30
Volume	+ 4%	+ 3%
Selling Price	+ 29%	+ 25%
Foreign Translation	+ 3%	+ 3%
Total	+ 36%	+ 31%

  Surfactant sales volume rose three percent for the quarter due to growth in Latin America and Asia. North American volume declined slightly on continued weakness in demand from Consumer Product applications, which offset growth in biodiesel and Functional surfactants used in agricultural and oilfield applications.
  Polymer sales volume rose 10 percent for the quarter. Sales volume of polyol, used primarily in rigid foam insulation, rose by 16 percent due to higher demand for insulation in replacement roofing on commercial buildings. Polyol demand is also growing in metal panel insulation and adhesive applications.

Gross profit increased by 10 percent to $64.1 million versus $58.4 million a year ago.

  Surfactant gross profit rose by $3.6 million, or nine percent, to $42.2 million, due to an improved sales mix in North America that offset the impact of weaker Consumer Product sales volume. Our Brazilian expansion also contributed to the higher gross profit as sales volume grew by 20 percent.
  Polymer gross profit increased 15 percent to $17.2 million. The increase was due to the 16 percent increase in polyol volume and our continuing efforts to recover higher raw material costs in our selling prices. Polymer gross profit was adversely impacted by $1.8 million pretax ($1.2 million after tax, or $0.11 per diluted share) of higher cost of supplying polyol from the U.S. to Europe due to fire damage at our new polyol reactor in Germany. Repairs should be completed during November. Potential benefit of any recovery under business interruption insurance will not be recorded until a settlement is reached.
  Specialty Products gross profit rose by five percent to $5.3 million on higher sales volume associated with our acquisition of the Lipid Nutrition product line in June of this year. Sales volume of these acquired products is in line with our expectations, although transition costs lowered the third quarter profits on this business.
OPERATING EXPENSES

	Three Months Ended			Nine Months Ended
		September 30			September 30

($ in thousands)			%			%
	2011	2010	Change	2011	2010	Change

Marketing	$10,885	$9,360	+ 16	$33,886	$29,702	+ 14
Administrative – General	11,711	9,906	+ 18	35,974	32,313	+ 11
Administrative – Deferred
Compensation Obligations	(2,002)	(1,400)	NM	(2,711)	(471)	NM
Research, development
and technical service	10,083	9,422	+ 7	30,970	29,347	+ 6
Total	$30,677	$27,288	+ 12	$98,119	$90,891	+ 8

  Investment for future growth opportunities in Singapore, Brazil, Poland, the Netherlands and the Philippines have increased total operating expenses by $2.1 million for the quarter and $5.1 million for the year-to- date period.
  Marketing expense rose 16 percent for the quarter and 14 percent year-to- date. Our global growth initiative led to increased personnel supporting marketing. Foreign currency translation contributed to the higher expense.
  Administrative – General expense rose by 18 percent for the quarter and 11 percent year-to-date. The prior year included a $1.4 million credit for lower estimated future environmental remediation costs. Global expansion and foreign currency translation also contributed to the increase.

OTHER INCOME AND EXPENSE

Other income consists of foreign exchange gains and loss and investment income or losses on assets held for the deferred compensation plan, which is broken down as follows:

($ in thousands)	Three Months Ended		Nine Months Ended
	September 30		September 30

	2011	2010	2011	2010

Foreign Exchange Gain (Loss)	$ (760)	$1,043	$ (655)	$46

Investment Income (Loss)	(1,268)	968	(808)	632

	$ (2,028)	$2,011	$(1,463)	$678

PROVISION FOR INCOME TAXES

The effective tax rate was 31.9 percent for the quarter, down from 38.5 percent a year ago. The year-to-date effective tax rate was 31.9 percent compared to the year ago rate of 36.2 percent. The decrease was attributable to a non recurring provision in the prior year related to the purchase of an increased ownership in our Stepan Philippine joint venture. Also contributing to the decrease was the implementation of a holding company structure that will provide a recurring benefit in lowering the tax rate on foreign earnings.

BALANCE SHEET

The Company’s net debt levels decreased by $11.0 million for the quarter and increased $73.8 million for the first nine months:

($ in millions)

Net Debt	9/30/11	6/30/11	12/31/10
Total Debt	$186.6	$190.8	$191.6
Cash	32.4	25.6	111.2
Net Debt	$154.2	$165.2	$ 80.4

The year-to-date increase in net debt was primarily due to a $96.0 million increase in working capital resulting from the inflationary impact of higher commodity raw material costs on inventory and receivables. Capital expenditures for the quarter and year-to-date periods were $20.6 million and $61.0 million, respectively.

DIVIDEND INCREASE

On October 18, 2011, the Board of Directors of Stepan Company declared a 7.7 percent increase in the Company’s quarterly cash dividend on its common stock to $0.28 per share. The quarterly dividend is payable on December 15, 2011, to stockholders of record on November 30, 2011. The increase brings the annual dividend rate to $1.12 per share, and marks the forty-fourth consecutive annual dividend increase.

The Board of Directors also declared a quarterly cash dividend on its 5.5 percent convertible preferred stock, at the quarterly dividend rate of $0.34375 per share, or at the annual rate of $1.375 per share. The dividend is payable on November 30, 2011, to preferred stockholders of record on November 15, 2011.

OUTLOOK

Our growth initiatives remain on track to deliver increased earnings in 2012. We expect surfactant earnings to improve in 2011 as growth from our higher margin functional surfactants offset the weakness in consumer volumes. Surfactant demand for enhanced oil recovery continues to grow. Our Brazil expansion is complete and delivered improved results in the third quarter. The recent fall of commodity prices should improve margins in the fourth quarter.

Global Polyol volume continues to benefit from recommendations to use higher insulation levels to reduce energy consumption and new applications. Our Polyol supply chain cost will decrease in 2012 as we begin to utilize our expanded capacity in Germany.

Specialty Product earnings will benefit from our Lipid Nutrition product line acquisition.

“In 2011 we have the opportunity to achieve our fourth consecutive record income year despite the economy and higher expenses associated with our growth initiatives in Brazil, Singapore, Poland and the Netherlands. For the forty-fourth consecutive year we will increase the annual dividend per common share” said F. Quinn Stepan, Jr., President and Chief Executive Officer.

CONFERENCE CALL

Stepan Company will host a conference call to discuss the third quarter results at 2:00 p.m. Eastern Daylight Time on October 19, 2011. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

* * * * * table follows

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

					Table I

STEPAN COMPANY
Statements of Income
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited – 000’s Omitted)

	Three Months Ended			Nine Months Ended
	September 30			September 30

			%			%
	2011	2010	Change	2011	2010	Change

Net Sales	$499,335	$366,800	+ 36	$1,398,922	$1,070,334	+ 31
Cost of Sales	435,255	308,371	+ 41	1,203,471	884,875	+ 36
Gross Profit	64,080	58,429	+ 10	195,451	185,459	+ 5

Operating Expenses:
Marketing	10,885	9,360	+ 16	33,886	29,702	+ 14
Administrative	9,709	8,506	+ 14	33,263	31,842	+ 14
Research, Development
and Technical Services	10,083	9,422	+ 7	30,970	29,347	+ 6
	30,677	27,288	+ 12	98,119	90,891	+ 8

Operating Income	33,403	31,141	+ 7	97,332	94,568	+ 3
Other Income (Expense):
Interest, Net	(2,256)	(2,004)	+ 13	(6,513)	(4,770)	+ 37
Income (Loss) from Equity in
Joint Ventures	(890)	132	—	(2,660)	(1,203)	+ 121
Other, Net	(2,028)	2,011	—	(1,463)	678	—
	(5,174)	139	—	(10,636)	(5,295)	+ 101

Income Before Provision
for Income Taxes	28,229	31,280	- 10	86,696	89,273	- 3
Provision for Income Taxes	8,998	12,057	- 25	27,643	32,300	- 14
Net Income	19,231	19,223	—	59,053	56,973	+ 4

Net (Income) Loss Attributable
to Noncontrolling Interest	(62)	7	—	(256)	(37)	+ 592

Net Income Attributable to Stepan
Company	$19,169	$19,230	—	$58,797	$56,936	+ 3

Net Income Per Common Share
Attributable to Stepan Company
Basic	$1.83	$1.87	- 2	$5.63	$5.55	+ 1
Diluted	$1.70	$1.73	- 2	$5.25	$5.14	+ 2

Shares Used to Compute Net
Income Per Common Share
Attributable to Stepan Company
Basic	10,365	10,188	+ 2	10,345	10,150	+ 2
Diluted	11,248	11,109	+ 1	11,199	11,072	+ 1

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $0.9 million of income versus income of $2.4 million last year. The accounting for the deferred compensation plan results in income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The deferred compensation plan income statement impact is summarized below:

	Three Months Ended		Nine Months Ended
	September 30		September 30

($ in thousands)	2011	2010	2011	2010

Deferred Compensation
Administrative (Expense) Income	$2,002	$1,400	$2,711	$471
Other, net – Mutual Fund Gain (Loss)	(1,126)	968	(667)	632
Total Pretax	$876	$2,368	$2,044	$1,103

Total After Tax	$543	$1,468	$1,267	$684

Reconciliation of non-GAAP net income:

	Three Months Ended		Nine Months Ended
	September 30		September 30

($ in thousands)	2011	2010	2011	2010

Net income excluding deferred
compensation	$18,626	$17,762	$57,530	$56,252
Deferred compensation plan (expense)
income	543	1,468	1,267	684

Net income as reported	$19,169	$19,230	$58,797	$56,936

Reconciliation of non-GAAP EPS:

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2011	2010	2011	2010

Earnings per diluted share excluding
deferred compensation	$1.65	$1.60	$5.14	$5.08
Deferred compensation plan (expense)
income	0.05	0.13	0.11	0.06
Earnings per diluted share	$1.70	$1.73	$5.25	$5.14

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the three and nine month periods ending September 30, 2011:

				Increase Due
	Three Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2011	2010
Net Sales	$499.3	$366.8	132.5	12.4
Gross Profit	64.1	58.4	5.7	1.0
Operating Income	33.4	31.1	2.3	0.4
Pretax Income	28.2	31.3	(3.1)	0.3

				Increase Due
	Nine Months		Increase	to Foreign
($ in millions)	Ended September 30		(Decrease)	Translation
	2011	2010
Net Sales	$1,398.9	$1,070.3	328.6	32.5
Gross Profit	195.5	185.5	10.0	2.9
Operating Income	97.3	94.6	2.7	1.3
Pretax Income	86.7	89.3	(2.6)	1.1

Table IV

     Stepan Company Consolidated Balance Sheets September 30, 2011 and December 31, 2010

	2011	2010
	September 30	December 31
ASSETS
Current Assets	$489,105	$427,826
Property, Plant & Equipment, Net	366,808	353,585
Other Assets	36,082	30,020
Total Assets	$891,995	$811,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$249,257	$205,627
Deferred Income Taxes	13,968	5,154
Long-term Debt	150,217	159,963
Other Non-current Liabilities	78,226	87,616
Total Stepan Company Stockholders’ Equity	396,373	349,491
Minority Interest	3,954	3,580
Total Liabilities and Stockholders’ Equity	$891,995	$811,431